Exhibit 99.1

Thursday, April 23, 2009	Thomas J. Shara
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Reports First Quarter Earnings

Oak Ridge, NJ – April 23, 2009 — Lakeland Bancorp, Inc. (NASDAQ: LBAI) reported first quarter Net Income of $3.2 million as compared to $5.5 million for the same period of 2008. Diluted earnings per common share of $0.11 for the first quarter of 2009 compared to diluted earnings per common share of $0.24 for the same period last year. Return on Average Assets was 0.48% and Return on Average Common Equity was 5.76% for the first quarter of 2009.

The first quarter results were adversely impacted by a $6.4 million provision for loan and lease losses compared to a $1.3 million provision for the same period last year. The current quarter’s provision included $5.8 million allocated to leasing loans, which compared to $433,000 for the same period last year.

Thomas J. Shara, Lakeland Bancorp’s President and CEO said, “We continue to reduce our leasing portfolio which has declined 11% in the first quarter and now represents 13.6% of the loan portfolio. Excluding the leasing runoff, total loans grew 7.5% on an annualized basis. We also continue to benefit from an improved net interest margin. Net interest margin at 3.80% was 11 basis points higher than the fourth quarter of 2008, and 18 basis points higher than the same period last year. In addition, during the first quarter of 2009, we received $59.0 million from the U.S Treasury under the Capital Purchase Program, which increased our total risk-based capital ratio to 14.58% at March 31, 2009.”

Lakeland Bancorp declared a quarterly cash dividend of $0.10 per common share. The cash dividend will be paid on May 15, 2009 to holders of record as of the close of business on April 30, 2009. The Company also declared a dividend of 5% for the quarterly dividend payment due May 15, 2009 for the preferred stock issued to the U.S. Treasury under the Capital Purchase Program.

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Earnings

Net Interest Income

Net interest income for the first quarter of 2009 was $22.9 million, or 12% higher than the $20.5 million earned in the first quarter of 2008. Net interest margin increased by 18 basis points to 3.80% from the first quarter of 2008 and was 11 basis points higher than the fourth quarter of 2008. The increase in net interest margin was primarily driven by the continued decrease in the cost of interest-bearing deposits. The Company’s yield on interest-earning assets in the first quarter of 2009 was 5.64%, a decrease of 71 basis points from the same period last year and 20 basis points lower than the fourth quarter of 2008. The cost of interest-bearing liabilities was 2.15%, a decrease of 96 basis points from the first quarter of 2008 and 35 basis points from the fourth quarter of 2008.

Noninterest income

Total noninterest income was $5.0 million in the first quarter of 2009, which compared to $4.6 million in the first quarter of 2008. In the first quarter of 2009, gains on investment securities were $885,000, as compared to $9,000 for the same period last year. Exclusive of gains on investment securities, noninterest income was $4.1 million in the first quarter this year, as compared to $4.6 million last year, resulting from a decline in gains on sales of leases this year. Service charges on deposits at $2.7 million increased by $84,000, while commissions and fees at $823,000 decreased by $129,000 from the same period last year.

Noninterest expense

Noninterest expense for the first quarter of 2009 was $16.8 million, which was $1.4 million or 9% higher than the same period last year. The overall increase in this category was primarily due to increases in the FDIC assessment and collection fees of $600,000 and $454,000, respectively. Salary and employee benefit expenses increased by $179,000, or 2%, to $8.6 million. Occupancy, furniture and equipment expenses increased by $209,000, or 7%, to $3.1 million, as the Company incurred $154,000 in occupancy expenses in the first quarter of 2009 for two branches opened subsequent to the first quarter of 2008.

Financial Condition

At March 31, 2009, total assets were $2.68 billion. Total loans were $2.03 billion, which were equivalent to the total at year-end 2008 but up 2% excluding a decline in leasing loans. Residential mortgage loans at $362.6 million and commercial loans at $1.07 billion, increased in the first quarter by $19.9 million, and $10.2 million, respectively. This was offset by leasing loans at $276.2 million, representing a decrease of $35.3 million, or 11%, from year-end 2008. Total deposits were $2.04 billion, a decrease of $21.0 million from December 31, 2008. This decrease was due primarily to a decrease of $52.5 million in NOW deposits, primarily in the public funds sector. This decrease in NOW deposits was partially offset by a $19.5 million increase in time deposits in the first quarter of this year. The loan-to-deposit ratio on March 31, 2009 was 100%, which was equal to the loan-to-deposit ratio on March 31, 2008. Core deposits, which are defined as noninterest bearing deposits and savings and interest bearing transaction accounts, amounted to $1.40 billion and represented 69% of total deposits at March 31, 2009.

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Asset Quality

At March 31, 2009, non-performing assets totaled $27.3 million (1.02% of total assets). Of the overall total of non-performing assets, $15.1 million (or 0.56% of total assets) related to leasing loans. The Allowance for Loan and Lease Losses totaled $25.6 million at March 31, 2009, and represented 1.26% of total loans, as compared to 1.23% at year-end 2008. During the first quarter of 2009, the Company had net charge-offs of $5.9 million (annualized 1.17% of total loans). Of the overall net charge-offs for the first quarter of 2009, $5.3 million related to leasing loans. The Allowance for Loan and Lease Losses at March 31, 2009 was 108% of non-performing loans.

Capital

Stockholders’ equity was $279.5 million and book value per common share was $9.42 as of March 31, 2009. On February 6, 2009, the Company received $59.0 million from the U.S Treasury under the Capital Purchase Program. As of March 31, 2009, the Company’s leverage ratio was 10.35%. Tier I and total risk based capital ratios were 13.33% and 14.58%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, passage by the U.S. Congress of legislation which unilaterally amends the terms of the U.S. Department of the Treasury’s preferred stock investment in the Company, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, customers’ acceptance of the Company’s products and services and competition. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

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Non-GAAP Financial Measures

The attached table refers to a performance measure, return on tangible common equity, which has been determined by methods other than in accordance with GAAP. “Return on tangible common equity” is defined as net income as a percentage of average total common equity reduced by recorded intangible assets. This measure may be important to investors that are interested in analyzing our return on common equity exclusive of the effect of changes in intangible assets on equity. The disclosure of return on tangible common equity should not be viewed as a substitute for results determined in accordance with GAAP, and is not necessarily comparable to non-GAAP performance measures which may be presented by other companies. The following reconciliation table provides a more detailed analysis of this non-GAAP performance measure.

	For the three months ended March 31,
	2009	2008
Annualized Return on Average Common Equity	5.76%	10.47%
Annualized Effect of Intangible Common Equity	3.86%	7.77%
Annualized Return on Tangible Common Equity	9.62%	18.24%

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended March 31,
	2009	2008
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$22,892	$20,450
Provision for Loan and Lease Losses	(6,376)	(1,267)
Noninterest Income (excluding investment securities gains)	4,088	4,634
Gains on investment securities	885	9
Noninterest Expense	(16,751)	(15,331)

Pretax Income	4,738	8,495
Tax Expense	(1,563)	(2,955)

Net Income	$3,175	$5,540

Dividends on Preferred Stock and Accretion	(539)	—

Net Income Available to Common Shareholders	$2,636	$5,540

Basic Earnings Per Common Share	$0.11	$0.24
Diluted Earnings Per Common Share	$0.11	$0.24
Dividends per Common Share	$0.10	$0.10
Weighted Average Shares - Basic	23,717	23,282
Weighted Average Shares - Diluted	23,735	23,374

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.48%	0.88%
Annualized Return on Average Common Equity	5.76%	10.47%
Annualized Return on Tangible Common Equity*	9.62%	18.24%
Annualized Return on Interest Earning Assets	5.64%	6.35%
Annualized Cost of funds	2.15%	3.11%
Annualized Net interest spread	3.49%	3.24%
Annualized Net interest margin	3.80%	3.62%
Efficiency ratio**	59.98%	59.16%
Stockholders’ equity to total assets	10.44%	8.42%
Book value per common share***	$9.42	$9.24

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans	1.17%	0.10%
Ratio of allowance for loan and lease losses to total loans	1.26%	0.80%
Non-performing loans to total loans	1.17%	0.56%
Non-performing assets to total assets	1.02%	0.43%
Allowance for loan and lease losses to non-performing loans	107.63%	142.45%

SELECTED BALANCE SHEET DATA AT PERIOD-END
	3/31/2009	12/31/2008
Loans and Leases	$2,027,458	$2,030,666
Allowance for Loan and Lease Losses	(25,578)	(25,053)
Investment Securities	427,482	392,288
Total Assets	2,676,044	2,642,625
Total Deposits	2,035,171	2,056,133
Short-Term Borrowings	45,194	62,363
Long-Term Debt	288,222	288,222
Stockholders’ Equity	279,477	220,941

SELECTED AVERAGE BALANCE SHEET DATA
	3/31/2009	3/31/2008
Loans and Leases, net	2,029,214	1,893,631
Investment Securities	405,991	397,836
Interest-Earning Assets	2,475,307	2,311,194
Total Assets	2,673,317	2,531,123
Core Deposits	1,441,418	1,396,196
Time Deposits	617,558	579,877
Total Deposits	2,058,976	1,976,073
Short-Term Borrowings	53,404	57,987
Long-Term Debt	211,001	191,205
Subordinated Debentures	77,322	77,322
Total Interest-Bearing Liabilities	2,106,260	2,015,892
Stockholders’ Equity	256,921	212,903
Common Stockholders’ Equity	223,528	212,903

*	This ratio is a Non-GAAP Financial Measure: an explanation and reconciliation are presented elsewhere in this press release.
**	Represents non-interest expense, excluding other real estate expense and core deposit amortization, as a percentage of total revenue (calculated on a tax equivalent basis), excluding gains (losses) on sales of securities. Total revenue represents net interest income (calculated on a tax equivalent basis) plus non-interest income.
***	Excludes preferred stock

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2009	December 31, 2008
(dollars in thousands)	(unaudited)
Cash and due from banks	$34,511	$35,238
Federal funds sold and interest-bearing deposits due from banks	16,391	14,538

Total cash and cash equivalents	50,902	49,776

Investment securities available for sale	315,234	282,174
Investment securities held to maturity; fair value of $114,048 in 2009 and $111,881 in 2008	112,248	110,114
Loans:
Commercial	1,071,022	1,060,839
Leases	276,170	311,463
Residential mortgages	362,561	342,660
Consumer and home equity	317,705	315,704

Total loans	2,027,458	2,030,666
Deferred fees	4,057	4,165
Allowance for loan and lease losses	(25,578)	(25,053)

Net loans	2,005,937	2,009,778
Premises and equipment - net	29,801	29,479
Accrued interest receivable	8,533	8,598
Goodwill	87,111	87,111
Other identifiable intangible assets, net	2,436	2,701
Bank owned life insurance	39,548	39,217
Other assets	24,294	23,677

TOTAL ASSETS	$2,676,044	$2,642,625

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$299,835	$302,492
Savings and interest-bearing transaction accounts	1,104,791	1,142,609
Time deposits under $100,000	393,731	393,549
Time deposits $100,000 and over	236,814	217,483

Total deposits	2,035,171	2,056,133
Federal funds purchased and securities sold under agreements to repurchase	45,194	62,363
Long-term debt	210,900	210,900
Subordinated debentures	77,322	77,322
Other liabilities	27,980	14,966

TOTAL LIABILITIES	2,396,567	2,421,684

STOCKHOLDERS’ EQUITY
Preferred stock, Series A, no par value, $1,000 liquidation value, authorized 1,000,000 shares; issued 59,000 shares at March 31, 2009	55,581	0
Common stock, no par value; authorized shares, 40,000,000; issued shares, 24,740,564 at March 31, 2009 and December 31, 2008	259,942	257,051
Accumulated Deficit	(18,980)	(19,246)
Treasury stock, at cost, 981,462 shares at March 31, 2009 and 1,053,561 at December 31, 2008	(13,503)	(14,496)
Accumulated other comprehensive loss	(3,563)	(2,368)

TOTAL STOCKHOLDERS’ EQUITY	279,477	220,941

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,676,044	$2,642,625

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended March 31,
	2009	2008
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$30,142	$31,650
Federal funds sold and interest bearing deposits with banks	26	160
Taxable investment securities	3,419	3,597
Tax exempt investment securities	569	706

TOTAL INTEREST INCOME	34,156	36,113

INTEREST EXPENSE
Deposits	7,759	11,782
Federal funds purchased and securities sold under agreements to repurchase	38	392
Long-term debt	3,467	3,489

TOTAL INTEREST EXPENSE	11,264	15,663

NET INTEREST INCOME	22,892	20,450
Provision for loan and lease losses	6,376	1,267

NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	16,516	19,183

NONINTEREST INCOME
Service charges on deposit accounts	2,667	2,583
Commissions and fees	823	952
Gains on investment securities	885	9
Income on bank owned life insurance	331	333
Other income	267	766

TOTAL NONINTEREST INCOME	4,973	4,643

NONINTEREST EXPENSE
Salaries and employee benefits	8,583	8,404
Net occupancy expense	1,874	1,638
Furniture and equipment	1,264	1,291
Stationery, supplies and postage	420	464
Marketing expense	557	458
Amortization of core deposit intangibles	265	265
FDIC insurance expense	900	300
Other expenses	2,888	2,511

TOTAL NONINTEREST EXPENSE	16,751	15,331

INCOME BEFORE PROVISION FOR INCOME TAXES	4,738	8,495
Provision for income taxes	1,563	2,955

NET INCOME	$3,175	$5,540

Dividends on Preferred Stock and Accretion	539	—

Net Income Available to Common Shareholders	$2,636	$5,540

EARNINGS PER COMMON SHARE
Basic	$0.11	$0.24

Diluted	$0.11	$0.24

DIVIDENDS PER COMMON SHARE	$0.10	$0.10